UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

March 30, 2016

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 30, 2016, Enova International, Inc. (the “Company”) entered into a Director Appointment Agreement (the “Agreement”) with SAF Capital Management LLC and certain of its affiliates (collectively, “SAF”) related to the composition of the Company’s board of directors (the “Board”) and related matters.

Pursuant to the Agreement, the Company agreed to increase the size of the Board from eight directors to nine directors and to appoint Mark P. McGowan, managing partner of SAF (the “New Director”), to the Board.  The Company has also agreed to include the New Director in its slate of nominees for election as director at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”).  Pursuant to the terms of the Agreement, Mr. McGowan provided to the Board an irrevocable resignation letter providing for his resignation under certain circumstances.

SAF has agreed to abide by certain standstill provisions until the completion of the Company’s 2017 annual meeting of stockholders.  SAF has also agreed to vote its shares of the Company’s common stock in favor of the Company’s nominees and other proposals at the 2016 Annual Meeting.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.  On March 30, 2016, the Company issued a press release announcing its entry into the Agreement and the appointment of Mr. McGowan to the Board.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the Agreement, the size of the Board was increased to nine members and, upon the recommendation of the Nominating and Governance Committee, Mark P. McGowan was appointed as a director of the Company, effective March 30, 2016.  In exchange for his services as a director, Mr. McGowan will be entitled to receive compensation consistent with the Company’s director compensation policy.

Mr. McGowan has been the managing member of SAF since 2006.  Prior to forming SAF, Mr. McGowan was the Co-founder and Managing Partner of MPG Capital Management, LLC, an equity market research firm which derived and licensed statistically validated algorithmic trading models and investment strategies for wealthy individuals and institutional investors.  Mr. McGowan previously worked within the Consumer and Market Knowledge function of Proctor & Gamble.  Mr. McGowan served as Chairman of the Board of Directors of CombiMatrix Corporation, a public company, from 2010 to March 2013, and on the Board of Directors of Premier Exhibitions, Inc., also a public company, from September 2011 to October 2012.  Mr. McGowan received his Bachelor of Science in Microbiology from Michigan State University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

Exhibit No.	Description
10.1	Director Appointment Agreement, dated as of March 30, 2016, by and among Enova International, Inc. and SAF
99.1	Enova International, Inc. press release dated March 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: March 31, 2016	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Director Appointment Agreement, dated as of March 30, 2016, by and among Enova International, Inc. and SAF
99.1	Enova International, Inc. press release dated March 30, 2016